3rd Quarter 2024 Earnings Release Presentation November 7, 2024

Available Information On November 7, 2024, Consolidated Edison, Inc. issued a press release reporting its third quarter 2024 earnings and filed with the Securities and Exchange Commission the company’s third quarter 2024 Form 10-Q. This presentation should be read together with, and is qualified in its entirety by reference to, the earnings press release and the Form 10-Q. Copies of the earnings press release and the Form 10-Q are available at: www.conedison.com/en/. (Select “For Investors” and then select “Press Releases” and “SEC Filings,” respectively.) Forward-Looking Statements This presentation contains forward-looking statements that are intended to qualify for the safe-harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements of future expectations and not facts. Words such as “forecasts,” “expects,” “estimates,” “anticipates,” “intends,” “believes,” “plans,” “will,” “target,” “guidance,” “potential,” “goal,” “consider” and similar expressions identify forward-looking statements. The forward-looking statements reflect information available and assumptions at the time the statements are made, and accordingly speak only as of that time. Actual results or developments might differ materially from those included in the forward-looking statements because of various factors such as those identified in reports Con Edison has filed with the Securities and Exchange Commission, including that Con Edison's subsidiaries are extensively regulated and are subject to substantial penalties; its utility subsidiaries' rate plans may not provide a reasonable return; it may be adversely affected by changes to the utility subsidiaries' rate plans; the failure of, or damage to, its subsidiaries' facilities could adversely affect it; a cyber-attack could adversely affect it; the failure of processes and systems, the failure to retain and attract employees and contractors, and their negative performance could adversely affect it; it is exposed to risks from the environmental consequences of its subsidiaries' operations, including increased costs related to climate change; its ability to pay dividends or interest depends on dividends from its subsidiaries; changes to tax laws could adversely affect it; it requires access to capital markets to satisfy funding requirements; a disruption in the wholesale energy markets, increased commodity costs or failure by an energy supplier or customer could adversely affect it; it faces risks related to health epidemics and other outbreaks; its strategies may not be effective to address changes in the external business environment; it faces risks related to supply chain disruptions and inflation; and it also faces other risks that are beyond its control. This list of factors is not all-inclusive because it is not possible to predict all factors that could cause actual results or developments to differ from the forward-looking statements. Con Edison assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Non-GAAP Financial Measures This presentation also contains financial measures, adjusted earnings and adjusted earnings per share (adjusted EPS), that are not determined in accordance with generally accepted accounting principles in the United States of America (GAAP). These non-GAAP financial measures should not be considered as an alternative to net income for common stock or net income per share, respectively, each of which is an indicator of financial performance determined in accordance with GAAP. Adjusted earnings and adjusted earnings per share exclude from net income for common stock and net income per share, respectively, certain items that Con Edison does not consider indicative of its ongoing financial performance such as adjustments to the gain and other impacts related to the sale of all of the stock of its former subsidiary the Clean Energy Businesses in 2023, the effects of HLBV accounting for tax equity investments, mark-to-market accounting and accretion of the basis difference of Con Edison's equity investment in Mountain Valley Pipeline, LLC (MVP). Management uses these non-GAAP financial measures to facilitate the analysis of Con Edison's financial performance as compared to its internal budgets and previous financial results and to communicate to investors and others Con Edison's expectations regarding its future earnings and dividends on its common stock. Management believes that these non-GAAP financial measures are also useful and meaningful to investors to facilitate their analysis of Con Edison's financial performance. See slides 14, 18, 19, 26, 27, and 28 for a reconciliation of non-GAAP financial measures to their GAAP equivalent. For more information, contact: Jan Childress, Director, Investor Relations Caroline Elsasser, Section Manager, Investor Relations Allison Duignan, Sr. Analyst, Investor Relations Tel: 212-460-6611 Tel: 212-460-4431 Tel: 212-460-6912 Email: childressj@coned.com Email: elsasserc@coned.com Email: duignana@coned.com Investor Relations conEdison.com 2

Organizational Structure

conEdison

Market Cap[a]:	**$36.0 billion**
Ratings[b]:	Baa1 / A- / BBB+
Outlook[b]:	Stable / Stable / Stable

Regulated Energy Delivery

Consolidated Edison Company of New York, Inc. (CECONY)[c]

Ratings[b]: A3 / A- / A-

Outlook[b]: Stable / Stable / Stable

Orange and Rockland Utilities, Inc. (O&R)[d]

Ratings[b]: Baa2 / A- / A-

Outlook[b]: Positive / Stable / Stable

Rockland Electric Company (RECO)

FERC Regulated Transmission

Con Edison Transmission, Inc.

(Con Edison Transmission or CET)

Percentages of Total Assets by Business

2024 Total Assets: $69 billion[a]



5.8%
0.7%
93.5%
CECONY
O&R
CET

a. As of September 30, 2024.
b. Con Edison's issuer ratings and the senior unsecured ratings of CECONY and O&R and outlook shown in order of Moody's / S&P Global Ratings (S&P) / Fitch. Ratings are not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
c. CECONY delivers electricity to approximately 3.7 million customers, gas to approximately 1.1 million customers and steam to approximately 1,510 customers.
d. O&R delivers electricity to approximately 0.3 million customers and gas to over 0.1 million customers.

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Our Story

We provide our customers with the most reliable electric service in New York State, while building new substations, transmission lines and other infrastructure to bring clean energy to our customers

- **Advocating for an all-hands-on-deck approach to achieving the State's Climate Leadership and Community Protection Act targets**
  - In September 2024, CECONY and O&R, through the Joint Utilities, filed comments[(a)] on the draft biennial review of the New York State Public Service Commission's (NYSPSC) Clean Energy Standard program
    - Comments include advocating for regulated utility ownership of renewable generation as a complement to existing third-party development
- **Continued strides to support the region's climate goals**
  - In October 2024, started construction on the $1.2 billion Reliable Clean City - Idlewild Project[(b)] to support electrification
    - The project will support the electrification of John F. Kennedy International Airport, the Metropolitan Transportation Authority's switch to electric buses, and electrification of buildings in Jamaica, Queens

a. NYSPSC Case 15-E-0302 - Joint Utilities' Initial Comments on the Department of Public Service Staff and NYSERDA Draft Clean Energy Standard Biennial Review
b. Press Release: Reliable Clean City - Idlewild Project



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5 Focusing on our Regulated Businesses ◦ Opportunities for infrastructure investment to support reliability and the clean energy transition: ▪ $28 billion in capital investments forecasted from 2024 - 2028 ▪ CECONY, O&R and CET have increased focus on regional transmission needs ◦ Strong projected regulated rate base growth: ▪ Target 6.4% annual rate base growth forecasted through 2028 ▪ Revenue predictability in place for all New York energy services ◦ Con Edison plans for expected future growth in electric volumes: ▪ Restriction of fossil fuels for new buildings and reductions in greenhouse gas emissions for existing buildings(a) ▪ New Yorkers transition to electrification of transportation A regulated business model with a strong and simple balance sheet 5 a. NYC Local Law 154 and NYS Assembly Bill A3006C

3Q Financial Results and Updated 2024 Full-Year Guidance $1.70 earnings per share (GAAP) / $1.68 adjusted earnings per share (non- GAAP) $5.30 - $5.40 adjusted earnings per share (non-GAAP) Narrowed and revised to upper half of original 2024 adjusted EPS guidance range 6 3Q 2024 earnings reflect higher electric rate base at CECONY

Regulatory Updates 7

O&R Electric & Gas Rate Case Filing Comparison and Timeline

($ in millions)	Electric *Case number 24-E-0060*			Gas *Case number 24-G-0061*		
Rate Year 1: Jan 2025 - Dec 2025	**Jan 2024 Filing**	**Apr 2024 Update**	**May 2024 Staff/ Intervenor Testimony**	**Jan 2024 Filing**	**Apr 2024 Update**	**May 2024 Staff/ Intervenor Testimony**
New infrastructure investment, including return, depreciation and property taxes	$17	$14	$11	$6	$7	$7
ROE/Financing	15	15	7	7	8	4
Depreciation changes due to proposed rates	2	2	(1)	9	10	1
Sales revenue change	(9)	(9)	(15)	4	5	4
Operations & maintenance expenses	8	8	(8)	(5)	(5)	(10)
Regulatory amortization	(10)	(11)	(12)	(8)	(8)	(8)
Other revenues	(7)	(7)	(7)	—	—	—
Income taxes	2	(1)	(2)	1	—	(1)
Total Rate Increase (Decrease)	**$18**	**$11**	**$(27)**	**$14**	**$17**	**$(3)**
Rate Base	$1,324	$1,305	$1,286	$695	$711	$707
ROE	10.25%	10.25%	9.50%	10.25%	10.25%	9.50%
Equity Ratio	50%	50%	48%	50%	50%	48%

Typical timeline for rate setting process:


Jan 26, 2024
Apr 5, 2024
May 24, 2024
Jun 10, 2024
Jul 2024
Aug 2024
Sep 2024
Oct 2024
Nov 2024
Dec 2024
Jan 2025
Filing with NYSPSC
Company Update
Staff/Intervenor Testimony
Rebuttal Testimony
Evidentiary Hearings
Will begin if settlement not reached
Initial Briefs
Reply Briefs
ALJ Recommended Decision
Briefs on Exception
Final Rate Decision
New Rates in Effect
Settlement Negotiations
Joint Proposal

Additional rate plan information: [Rate Plan Information | Consolidated Edison, Inc.]

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NYSPSC & NYISO Proceedings and Developments NYISO 9 a. NYSPSC docket number 15-E-0302 b. NYSPSC docket number 22-M-0429 Climate Leadership & Community Protection Act (CLCPA) Utility Thermal Energy Network (UTEN) Pilot Projects • In July 2024, Department of Public Service Staff and New York State Energy Research and Development Agency issued(a) a draft biennial review of the NYSPSC’s Clean Energy Standard (CES) program, which seeks to reduce the environmental impact of the electric generation sector in New York State. The report, required by the CLCPA, concludes that the State will likely fail to meet the goal of 70 percent renewable energy by 2030. Among other things, the report identified utility ownership of renewable generation as a possible option to assist the State in meeting CLCPA targets. The next CES Biennial Review is expected in 2026. ◦ In September 2024, the Joint Utilities commented on the review and advocated for an all-hands-on-deck approach that includes regulated utility ownership of renewables as a complement to existing third-party development. Reply comments were filed on October 11th; the NYSPSC is expected to issue a final Biennial Review after the comment period. • In July 2024, the NYSPSC issued(b) an order adopting initial UTEN rules, which provide foundational principles for the NYSPSC to govern the emerging UTEN sector. The rules address: creating fair market access; identifying “small-scale” thermal energy networks that will be exempt from NYSPSC regulation; promoting the training and transition of utility workers; and encouraging third-party participation and competition where it will maximize benefits of customers. • Also in July 2024, the NYISO released its 2023-2042 System & Resource Outlook (report), which provides an overview of potential resource developments over the next two decades and identifies opportunities for transmission investment driven by economics and public policy in New York State. According to the report, because of historic levels of investment, transmission constraints are no longer a major impediment to achieving the state’s goal of 70% renewable energy by 2030. • CECONY and O&R monitor the adequacy of the electric capacity resources and related developments in their service areas, and work with other parties on long-term resource adequacy and transmission security within the framework of the NYISO reliability planning process. CECONY has identified and developed a solution for a local reliability need that may begin as soon as the summer of 2026. In October 2024, the NYISO issued its 2024 Reliability Needs Assessment (RNA) that identifies a bulk power system electric reliability need in New York City beginning in the summer of 2033 primarily driven by forecasted increases in peak demand and the assumed retirement of NYPA small gas generating plants as required by New York State law. Following approval of the 2024 RNA by the NYISO board, the NYISO is expected to issue a solicitation for both market-based and regulated solutions. CECONY, as the Responsible Transmission Owner, would propose a regulated backstop solution.

NYSPSC & NYISO Proceedings and Developments (continued) 10 a. NYSPSC docket number 24-E-0364 b. NYSPSC docket number 23-G-0147 c. NYSPSC docket number 20-G-0131 Gas System Long Term Plan • In September 2024, the NYSPSC issued an order(b) evaluating the combined gas system long-term plan (the GSLTP) filed by CECONY and O&R (the Utilities) in November 2023. The order directs the Utilities to make additional filings to further the process of decarbonizing their gas systems and achieving the GHG emission reduction targets established in the CLCPA. These additional filings include, among other things, a proposal for a demand response program; a non-pipes alternatives deployment plan; a report on pipeline safety, including records to substantiate maximum allowable operating pressure in certain pipe segments; a definition of hard-to-electrify customers; reports on the benefits to, and impacts on, disadvantaged communities; and a bill impact analysis that reflects reduced natural gas usage over a 20-year period for every service classification. The order also directs the Utilities to include certain information in their annual updates to the GSLTP and in their next GSLTP, due 2027, such as increases in electric load and associated reliability impacts and a description of a scenario that meets all load growth with non-pipe alternatives rather than additional infrastructure, and for the Utilities to identify a preferred pathway among the three pathways set forth in the GSLTP. Energy Affordability Guarantee Pilot • In August 2024, the NYSPSC approved the implementation of the Energy Affordability Guarantee Pilot program. The program will provide an energy affordability guarantee discount, through the New York State utilities’ Energy Affordability Programs, to participating low-income residential customers enrolled in NYSERDA’s EmPower+ Program, who electrify the heating system in their homes. The New York State utilities filed tariff amendments in October and were directed to file a plan to identify costs associated with Pilot administration and cost recovery by November 13. Proactive Planning Proceeding to Address Local Electrification • In August 2024, the NYSPSC commenced a proceeding(a) to proactively identify and develop grid upgrades to meet new demand from transportation and building heating electrification across the State. The new proceeding will include the development and implementation of a Statewide process for upgrading electric infrastructure to meet increasing electric load. The order directs utilities to develop a joint long-term framework for urgent upgrades and associated project evaluation and funding proposals that are due within 90 days and to develop a joint long-term framework that defines timelines, utility data assumptions, evaluation criteria and cost allocation of projects within 120 days. The overall planning process framework to be complete in early 2026. These filings will be noticed for public comment prior to NYSPSC action. Gas Planning Procedures • In September 2024, CECONY and O&R submitted comments(c) supporting NYSDPS’ proposed modifications to the New York Public Service law and regulations to remove incentives to gas usage that are no longer aligned with New York State’s clean energy policy goals. CECONY and O&R support the NYSDPS proposal because the modifications are a necessary first step to better align laws and regulations with New York State’s clean energy policies and contribute to the State’s clean energy goals.

Strong Economic Performance 11

Dividend and Earnings Announcements

- On October 17, 2024, the company declared a quarterly dividend of 83 cents a share on its common stock.
- On November 7, 2024, the company issued a press release forecasting its adjusted earnings per share for the year 2024 to be in the range of $5.30 to $5.40 a share.[(a)(b)]

3Q 2024 vs. 3Q 2023



$1.70
$1.53
$1.68
$1.62
2024
2023
2024
2023
Reported EPS (GAAP)
Adjusted EPS (Non-GAAP)

YTD 2024 vs. YTD 2023



$4.37
$6.27
$4.42
$4.07
2024
2023
2024
2023
Reported EPS (GAAP)
Adjusted EPS (Non-GAAP)

a. Adjusted earnings and adjusted earnings per share during the three months ended 2024 and 2023 periods exclude the effects of hypothetical liquidation at book value (HLBV) accounting for tax equity investments. Adjusted earnings and adjusted earnings per share during the three months ended 2023 period exclude adjustments to the gain and other impacts related to the sale of all of the stock of its former subsidiary, Con Edison Clean Energy Businesses, Inc. (the Clean Energy Businesses) in 2023. Adjusted earnings and adjusted earnings per share during the nine months ended 2024 and 2023 periods exclude the effects of HLBV accounting for tax equity investments and adjustments to the gain and other impacts related to the sale of the Clean Energy Businesses in 2023. Adjusted earnings and adjusted earnings per share during the nine months ended 2023 period excludes the net mark-to-market effects of the Clean Energy Businesses.

b. On March 1, 2023, Con Edison completed the sale of all of the stock of the Clean Energy Businesses. Con Edison's forecast of adjusted earnings per share for the year of 2024 excludes the effects of HLBV accounting for tax equity investments (approximately $0.01 a share after-tax), accretion of the basis difference of Con Edison's equity investment in MVP (approximately $(0.01) a share after-tax) and adjustments to the gain and other impacts related to the sale of all of the stock of the Clean Energy Businesses in 2023, the amount of which will not be determinable until year-end.

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Dividend Aristocrat and King Fifty (50) consecutive years of dividend increases with a CAGR of 5.65% and a target payout of 55% to 65% of adjusted earnings (Non-GAAP) 13

3Q 2024 EPS to Adjusted EPS (non-GAAP) Reconciliation Earnings per Share Net Income for Common Stock ($ in Millions) 2024 2023 2024 2023 Reported EPS and Net Income for Common Stock – GAAP basis $1.70 $1.53 $588 $526 Gain and other impacts related to sale of the Clean Energy Businesses (pre-tax) (a) — 0.01 — 6 Income taxes (b) — 0.07 — 25 Gain and other impacts related to sale of the Clean Energy Businesses (net of tax) — 0.08 — 31 Accretion of the basis difference of Con Edison's equity investment in MVP (0.01) — (4) — Income taxes (c) — — 1 — Accretion of the basis difference of Con Edison's equity investment in MVP (net of tax) (0.01) — (3) — HLBV effects (pre-tax) (0.01) 0.01 (3) 5 Income taxes (d) — — 1 (1) HLBV effects (net of tax) (0.01) 0.01 (2) 4 Adjusted EPS and Adjusted Earnings – non-GAAP basis $1.68 $1.62 $583 $561 a. The gain and other impacts related to the sale of the Clean Energy Businesses were adjusted during the three months ended September 30, 2023 ($0.01 a share net of tax or $6 million and $5 million net of tax). b. Amounts shown include an increase in the state taxes on the sale of the Clean Energy Businesses ($0.05 a share net of tax or $19 million net of tax) and changes in state unitary tax apportionments ($0.02 a share net of federal taxes or $7 million net of federal taxes) for the three months ended September 30, 2023. The amount of income taxes for other accruals had an effective tax rate of 28% for the three months ended September 30, 2023. c. The amount of income taxes was calculated using a combined federal and state income tax rate of 22% for the three months ended September 30, 2024. d. The amount of income taxes was calculated using a combined federal and state income tax rate of 24% and 25% for the three months ended September 30, 2024 and 2023, respectively. 14

Variance in Reported EPS (GAAP) Variance in Adjusted EPS (non-GAAP) 3Q 2023 Reported EPS CECONY O&R CEBs CET Other 3Q 2024 Reported EPS $1.53 $0.06 $0.02 $— $0.02 $1.70 3Q 2023 Adjusted EPS CECONY O&R CEBs CET Other 3Q 2024 Adjusted EPS $1.62 $0.06 $0.02 $(0.03) $1.68 $— (a) (a) $0.01 $0.07 a. Other includes the parent company, Con Edison's tax equity investments, the deferred project held for sale and consolidation adjustments. Walk from 3Q 2023 EPS to 3Q 2024 EPS and 3Q 2023 Adjusted EPS (non-GAAP) to 3Q 2024 Adjusted EPS (non-GAAP) 15

EPS (GAAP Basis) Adjusted EPS (non-GAAP Basis) Higher electric rate base $0.22 $0.22 CECONY(a) New steam rate plan effective November 2023 0.01 0.01 Higher interest expense (0.10) (0.10) Higher stock-based compensation expense (0.03) (0.03) Change in gas rate base (0.01) (0.01) Change in incentives earned under the electric and gas earnings adjustment mechanisms (0.01) (0.01) Other (0.02) (0.02) Total CECONY $0.06 $0.06 Electric base rate increase $0.03 $0.03 O&R(a) Higher interest expense (0.01) (0.01) Total O&R $0.02 $0.02 3Q 2024 vs. 3Q 2023 EPS and Adjusted EPS (non-GAAP) Variances – Three Months Ended Variation a. Under the revenue decoupling mechanisms in the Utilities’ New York electric and gas rate plans, revenues are generally not affected by changes in delivery volumes from levels assumed when rates were approved. In general, the Utilities recover on a current basis the fuel, gas purchased for resale and purchased power costs they incur in supplying energy to their full-service customers. Accordingly, such costs do not generally affect Con Edison’s results of operations. 16

EPS (GAAP Basis) Adjusted EPS (non-GAAP Basis) Higher investment income, primarily due to allowance for funds used during construction (AFUDC) from MVP $0.02 $0.02 CETAccretion of the basis difference of Con Edison's equity investment in MVP 0.01 — Other (0.01) (0.01) Total CET $0.02 $0.01 Gain and other impacts related to the sale of the Clean Energy Businesses $0.08 $— Other, including parent company expenses HLBV effects 0.02 — Lower interest income (0.02) (0.02) Other (0.01) (0.01) Total Other $0.07 $(0.03) Total Variance $0.17 $0.06 3Q 2024 vs. 3Q 2023 EPS and Adjusted EPS (non-GAAP) Variances – Three Months Ended Variation 17

3Q 2024 vs. 3Q 2023 EPS to Adjusted EPS (non-GAAP) Reconciliation by Company CECONY O&R CET Other(c) Total Reported EPS – GAAP basis $1.55 $0.12 $0.03 $— $1.70 HLBV effects (pre-tax) — — — (0.01) (0.01) Income taxes (a) — — — — — HLBV effects (net of tax) — — — (0.01) (0.01) Accretion of the basis difference of Con Edison's equity investment in MVP — — (0.01) — (0.01) Income taxes (b) — — — — — Accretion of the basis difference of Con Edison's equity investment in MVP (net of tax) — — (0.01) — (0.01) Adjusted EPS – non-GAAP basis $1.55 $0.12 $0.02 $(0.01) $1.68 Three Months Ended September 30, 2024 a. The amount of income taxes was calculated using a combined federal and state income tax rate of 24% for the three months ended September 30, 2024. b. The amount of income taxes was calculated using a combined federal and state income tax rate of 22% for the three months ended September 30, 2024. c. Other includes the parent company, Con Edison's tax adjustments, the deferred project held for sale and consolidation adjustments. 18

3Q 2024 vs. 3Q 2023 EPS to Adjusted EPS (non-GAAP) Reconciliation by Company (Cont'd) CECONY O&R CET Other(c) Total Reported EPS – GAAP basis $1.49 $0.10 $0.01 $(0.07) $1.53 Gain on Sale of the Clean Energy Businesses (pre-tax) — — — — — Income taxes — — — 0.05 0.05 Gain on Sale of the Clean Energy Businesses (net of tax) — — — 0.05 0.05 Other accruals related to the sale of the Clean Energy Businesses (pre-tax) — — — 0.01 0.01 Income taxes (a) — — — — — Other accruals related to the sale of the Clean Energy Businesses (net of tax) — — — 0.01 0.01 Impact of the sale of the Clean Energy Businesses on the changes in state apportionments (net of federal taxes) — — — 0.02 0.02 Impact of the sale of the Clean Energy Businesses on the changes in state apportionments (net of federal taxes) — — — 0.02 0.02 HLBV effects (pre-tax) — — — 0.01 0.01 Income taxes (b) — — — — — HLBV effects (net of tax) — — — 0.01 0.01 Adjusted EPS – non-GAAP basis $1.49 $0.10 $0.01 $0.02 $1.62 Three Months Ended September 30, 2023 a. The amount of income taxes was calculated using a combined federal and state income tax rate of 28% for the three months ended September 30, 2023. b. The amount of income taxes was calculated using a combined federal and state income tax rate of 25% for the three months ended September 30, 2023. a. Other includes the parent company, Con Edison's tax adjustments, the deferred project held for sale and consolidation adjustments. 19

3Q 2024 Developments(a) CECONY & O&R During the summer of 2024, electric peak demand in CECONY's service area was 11,822 MW (which occurred on July 16, 2024). At design conditions, electric peak demand in CECONY's service area would have been approximately 12,540 MW in 2024 compared to the company's forecast of 12,800 MW. The lower peak demand at design conditions as compared to the forecast primarily reflects lower than anticipated new business. CECONY increased its five-year forecast of average annual growth in electric peak demand in its service area at design conditions from approximately 0.7 percent (for 2024 to 2028) to approximately 1.0 percent (for 2025 to 2029). (page 50) During the summer of 2024, electric peak demand in O&R's service area was 1,484 MW (which occurred on July 16, 2024). At design conditions, electric peak demand in O&R's service area would have been approximately 1,533 MW in 2024 compared to O&R's forecast of 1,530 MW. O&R increased its five-year forecast of average annual growth in electric peak demand in its service area at design conditions from approximately 2.0 percent (for 2024 to 2028) to approximately 3.7 percent (for 2025 to 2029). (page 51) In August 2024, the NYSPSC issued an order instituting a proceeding that directs New York utilities, including CECONY and O&R, to proactively identify and develop grid upgrades needed to meet new demand from transportation and building heating electrification across New York State. The order directs the utilities to develop a joint filing that identifies these needs and describes, among other things, timelines, utility data assumptions, evaluation criteria, cost recovery and cost allocation for projects. The order also allows each individual utility to request approval from the NYSPSC for urgent upgrades that begin construction before the completion of the joint utilities’ proposed planning process, which is estimated to occur in the first half of 2026. (page 79) In August 2024, CECONY entered into a settlement agreement that is subject to approval by the FERC. The settlement agreement provides for a formula rate to the NYISO tariff to enable CECONY to recover the costs and a return on equity of: (1) 10.6 percent for transmission projects that CECONY exercises its right of first refusal; (2) 10.85 percent for all other transmission projects selected by the NYISO to meet a public policy transmission need; and (3) the lower of the NYSPSC-determined rates or 10.6 percent for transmission projects needed to meet local New York State climate and renewable energy goals. If approved, parties to the settlement agreement would be restricted from seeking to challenge the return on equity levels for five years. (page 79) In September 2024, O&R entered into a settlement agreement that is subject to approval by the FERC. The settlement agreement provides for a formula rate to the NYISO tariff to enable O&R to recover the costs and a return on equity of: (1) 10.5 percent for transmission projects that O&R exercises its right of first refusal; (2) 10.85 percent for all other transmission projects selected by the NYISO to meet a public policy transmission need; and (3) the lower of the NYSPSC-determined rates or 10.6 percent for transmission projects needed to meet local New York State climate and renewable energy goals. If approved, parties to the settlement agreement would be restricted from seeking to challenge the return on equity levels for five years. (page 79) At September 30, 2024, CECONY’s and O&R’s customer accounts receivables balances of $2,904 million and $123 million, respectively, included aged accounts receivables (balances outstanding in excess of 60 days) of $1,654 million and $34 million, respectively. In comparison, CECONY’s and O&R’s customer accounts receivable balances at February 28, 2020 were $1,322 million and $89 million, respectively, including aged accounts receivables (balances outstanding in excess of 60 days) of $408 million and $15 million, respectively. (page 49) a. Page references to 3Q 2024 Form 10-Q unless noted otherwise. 20

3Q 2024 Developments (continued)(a) a. Page references to 3Q 2024 Form 10-Q unless noted otherwise. 21 CECONY & O&R In September 2024, the NYSPSC issued an order evaluating the combined gas system long-term plan (the GSLTP) filed by the Utilities in November 2023. The order directs the Utilities to make additional filings to further the process of decarbonizing their gas systems and achieving the GHG emission reduction targets established in the CLCPA. These additional filings include, among other things, a proposal for a demand response program; a non-pipes alternatives deployment plan; a report on pipeline safety, including records to substantiate maximum allowable operating pressure in certain pipe segments; a definition of hard-to-electrify customers; reports on the benefits to, and impacts on, disadvantaged communities; and a bill impact analysis that reflects reduced natural gas usage over a 20-year period for every service classification. The order also directs the Utilities to include certain information in their annual updates to the GSLTP and in their next GSLTP, due 2027, such as increases in electric load and associated reliability impacts and a description of a scenario that meets all load growth with non-pipe alternatives rather than additional infrastructure, and for the Utilities to identify a preferred pathway among the three pathways set forth in the GSLTP. (pages 78-79) Con Edison Transmission In June 2024, the Mountain Valley Pipeline, a 303-mile gas transmission pipeline in West Virginia and Virginia, entered service. The project operator is continuing restoration of the right of way and estimates a total project cost of approximately $8,100 million (excluding allowance for funds used during construction (AFUDC)). Con Edison Transmission's interest in MVP, the company that developed the project, is expected to be approximately 6.6 percent. At September 30, 2024, the carrying value of Con Edison Transmission's investment in MVP was $165 million, and its cash contributions to the joint venture amounted to $530 million. Con Edison records its pro rata share of earnings from its equity investment in MVP, adjusted for accretion of the basis difference and income taxes, on its consolidated income statement. Con Edison's pro rata share of earnings from its equity investment in MVP, adjusted for accretion of the basis difference, was $8 million ($6 million after-tax) and $21 million ($15 million after-tax) for the three and nine months ended September 30, 2024, respectively.(page 20) In August 2024, New York Transco entered into a settlement agreement for its Propel NY Energy project that is subject to approval by the FERC. Con Edison Transmission has a 41.7 percent interest in New York Transco's share of the Propel NY Energy project that is jointly owned with NYPA. The settlement agreement provides for a formula rate to the NYISO tariff to enable New York Transco to recover the costs and a return on equity of 11.3 percent (which is comprised of a 10.3 percent return on equity and 75 basis points added for risk and 25 basis points added for grid enhancement). If approved, parties to the settlement agreement would be restricted from seeking to challenge the return on equity levels until after May 31, 2030. In addition, the Propel NY Energy project will receive construction work in progress and abandoned plant incentives. (page 79)

YTD 2024 EPS to Adjusted EPS (non-GAAP) Reconciliation Earnings per Share Net Income for Common Stock ($ in Millions) 2024 2023 2024 2023 Reported Net Income for Common Stock and EPS – GAAP basis $4.37 $6.27 $1,510 $2,185 Gain and other impacts related to sale of the Clean Energy Businesses (pre-tax) (a) 0.09 (2.56) 30 (888) Income taxes (a)(b) (0.02) 0.32 (8) 106 Gain and other impacts related to sale of the Clean Energy Businesses (net of tax) 0.07 (2.24) 22 (782) Accretion of the basis difference of Con Edison's equity investment in MVP (0.01) — (4) — Income taxes (c) — — 1 — Accretion of the basis difference of Con Edison's equity investment in MVP (net of tax) (0.01) — (3) — HLBV effects (pre-tax) (0.01) 0.01 (1) 5 Income taxes (d) — — — (1) HLBV effects (net of tax) (0.01) 0.01 (1) 4 Net mark-to-market effects (pre-tax) — 0.04 — 13 Income taxes (e) — (0.01) — (4) Net mark-to-market effects (net of tax) — 0.03 — 9 Adjusted Earnings and Adjusted EPS – non-GAAP basis $4.42 $4.07 $1,528 $1,416 a. The gain and other impacts related to the sale of all of the stock of the Clean Energy Businesses were adjusted during the nine months ended September 30, 2024 ($0.09 a share and $0.07 a share net of tax or $30 million and $22 million net of tax) to reflect closing adjustments. The gain and other impacts related to the sale of all of the stock of the Clean Energy Businesses for the nine months ended September 30, 2023 is comprised of the gain on the sale of all of the stock of the Clean Energy Businesses ($(2.49) a share and ($2.25) a share net of tax or $(866) million and $(784) million net of tax), transaction costs and other accruals ($0.05 a share and $0.04 a share net of tax or $19 million and $13 million net of tax) and the effects of ceasing to record depreciation and amortization expenses on the Clean Energy Businesses’ assets ($(0.12) a share and $(0.08) a share net of tax or $(41) million and $(28) million net of tax). b. The amount of income taxes for the adjustment on the gain on the sale of all of the stock of the Clean Energy Businesses had an effective tax rate of 28% and 9% for the nine months ended September 30, 2024 and September 30, 2023, respectively. Amounts shown include impact of changes in state apportionments ($0.05 a share net of federal taxes or $17 million net of federal taxes) for the nine months ended September 30, 2023. The amount of income taxes for transaction costs and other accruals and the effects of ceasing to record depreciation and amortization expenses was calculated using a combined federal and state income tax rate of 27% and 32%, respectively for the nine months ended September 30, 2023. c. The amount of income taxes was calculated using a combined federal and state income tax rate of 22% for the nine months ended September 30, 2024. d. The amount of income taxes was calculated using a combined federal and state income tax rate of 24% and 21% for the nine months ended September 30, 2024 and 2023, respectively. e. The amount of income taxes was calculated using a combined federal and state income tax rate of 32% for the nine months ended September 30, 2023. 22

YTD 2023 Adjusted EPS CECONY O&R CEBs CET Other YTD 2024 Adjusted EPS Variance in Reported EPS (GAAP) Variance in Adjusted EPS (non-GAAP) YTD 2023 Reported EPS CECONY O&R CEBs CET Other YTD 2024 Reported EPS $6.27 $0.35 $0.03 $(0.06) $0.07 $(2.29) $4.37 $4.07 $0.35 $0.03 $— $0.06 $(0.09) $4.42 (a) (a) a. Other includes the parent company, Con Edison's tax equity investments, the deferred project held for sale and consolidation adjustments. Walk from YTD 2023 EPS to YTD 2024 EPS and YTD 2023 Adjusted EPS (non- GAAP) to YTD 2024 Adjusted EPS (non-GAAP) 23

EPS (GAAP Basis) Adjusted EPS (non- GAAP Basis) Higher electric rate base $0.31 $0.31 CECONY(a) New steam rate plan effective November 2023 0.18 0.18 Higher gas rate base 0.05 0.05 Change in incentives earned under the electric and gas earnings adjustment mechanisms 0.01 0.01 Impact of the NYSPSC order denying an April 2023 petition by CECONY that requested permission to capitalize costs to implement its new customer billing and information system (0.11) (0.11) Higher operations maintenance activities (0.09) (0.09) Higher stock-based compensation (0.02) (0.02) Higher payroll taxes (0.01) (0.01) Accretive effect of share repurchase 0.04 0.03 Other (0.01) — Total CECONY $0.35 $0.35 Electric base rate increase $0.05 $0.05 O&R(a) Gas base rate increase 0.01 0.01 Higher interest expense (0.01) (0.01) Other (0.02) (0.02) Total O&R $0.03 $0.03 a. Under the revenue decoupling mechanisms in the Utilities’ New York electric and gas rate plans and the weather- normalization clause applicable to their gas businesses, revenues are generally not affected by changes in delivery volumes from levels assumed when rates were approved. Effective November 1, 2023, revenues from CECONY’s steam sales are also subject to a weather normalization clause, as a result of which, delivery revenues reflect normal weather conditions during the heating season. In general, the Utilities recover on a current basis the fuel, gas purchased for resale and purchased power costs they incur in supplying energy to their full-service customers. Accordingly, such costs do not generally affect Con Edison’s results of operations. YTD 2024 vs. YTD 2023 EPS and Adjusted EPS (non- GAAP) Variances – Nine Months Ended Variation 24

EPS (GAAP Basis) Adjusted EPS (non- GAAP Basis) Total Clean Energy Businesses $(0.06) $— CEBs(a) Higher investment income and an income tax adjustment due to AFUDC from MVP $0.06 $0.06 CETAccretion of the basis difference of Con Edison's equity investment in MVP 0.01 — Total CET $0.07 $0.06 HLBV effects $0.03 $— Other, including parent company expenses Gain and other impacts related to the sale of the Clean Energy Businesses (2.23) — Lower interest income (0.06) (0.06) Higher interest expense (0.01) (0.01) Other (0.02) (0.02) Total Other $(2.29) $(0.09) Total $(1.90) $0.35 a. On March 1, 2023, Con Edison completed the sale of all of the stock of the Clean Energy Businesses and therefore 2023 reflects the financial results for the two months ended February 2023. YTD 2024 vs. YTD 2023 EPS and Adjusted EPS (non- GAAP) Variances – Nine Months Ended Variation 25

YTD 2024 vs. YTD 2023 EPS to Adjusted EPS (non-GAAP) Reconciliation by Company CECONY O&R CET Other(d) Total Reported EPS – GAAP basis $4.10 $0.24 $0.10 $(0.07) $4.37 Gain on Sale of the Clean Energy Businesses (pre-tax) — — — 0.09 0.09 Income taxes (a) — — — (0.02) (0.02) Gain on Sale of the Clean Energy Businesses (net of tax) — — — 0.07 0.07 Accretion of the basis difference of Con Edison's equity investment in MVP — — (0.01) — (0.01) Income taxes (b) — — — — — Accretion of the basis difference of Con Edison's equity investment in MVP (net of tax) — — (0.01) — (0.01) HLBV effects (pre-tax) — — — (0.01) (0.01) Income taxes (c) — — — — — HLBV effects (net of tax) — — — (0.01) (0.01) Adjusted EPS – non-GAAP basis $4.10 $0.24 $0.09 ($0.01) $4.42 Nine months ended September 30, 2024 a. The amount of income taxes was calculated using a combined federal and state income tax rate of 28% for the nine months ended September 30, 2024. b. The amount of income taxes was calculated using a combined federal and state income tax rate of 22% for the nine months ended September 30, 2024. c. The amount of income taxes was calculated using a combined federal and state income tax rate of 24% for the nine months ended September 30, 2024. d. Other includes parent company, Con Edison's tax adjustments, the deferred project held for sale and consolidation adjustments. 26

YTD 2024 vs. YTD 2023 EPS to Adjusted EPS (non-GAAP) Reconciliation by Company (Cont'd) CECONY O&R CEBs CET Other(f) Total Reported EPS – GAAP basis $3.75 $0.21 $0.06 $0.03 $2.22 $6.27 Gain on Sale of the Clean Energy Businesses (pre-tax) — — — — (2.49) (2.49) Income taxes (a) — — — — 0.24 0.24 Gain on Sale of the Clean Energy Businesses (net of tax) — — — — (2.25) (2.25) Transaction costs and other accruals related to the sale of the Clean Energy Businesses (pre-tax) — — — — 0.05 0.05 Income taxes (b) — — — — (0.01) (0.01) Transaction costs and other accruals related to the sale of the Clean Energy Businesses (net of tax) — — — — 0.04 0.04 Ceasing recording of depreciation and amortization expenses related to the sale of the Clean Energy Businesses (pre-tax) — — (0.12) — — (0.12) Income taxes (c) — — 0.03 — 0.01 0.04 Ceasing recording of depreciation and amortization expenses related to the sale of the Clean Energy Businesses (net of tax) — — (0.09) — 0.01 (0.08) Impact of the sale of the Clean Energy Businesses on the changes in state apportionments (net of federal taxes) — — — — 0.05 0.05 Impact of the sale of the Clean Energy Businesses on the changes in state apportionments (net of federal taxes) — — — — 0.05 0.05 HLBV effects (pre-tax) — — — — 0.01 0.01 Income taxes (d) — — — — — — HLBV effects (net of tax) — — — — 0.01 0.01 Net mark-to-market effects (pre-tax) — — 0.04 — — 0.04 Income taxes (e) — — (0.01) — — (0.01) Net mark-to-market effects (net of tax) — — 0.03 — — 0.03 Adjusted EPS – non-GAAP basis $3.75 $0.21 $— $0.03 $0.08 $4.07 Nine months ended September 30, 2023 a. The income taxes on the gain on sale of the Clean Energy Businesses had an effective tax rate of 9% for the nine months ended September 30, 2023. b. The amount of income taxes was calculated using a combined federal and state income tax rate of 27% for the nine months ended September 30, 2023. c. The amount of income taxes was calculated using a combined federal and state income tax rate of 32% for the nine months ended September 30, 2023. d. The amount of income taxes was calculated using a combined federal and state income tax rate of 21% for the nine months ended September 30, 2023. e. The amount of income taxes was calculated using a combined federal and state income tax rate of 32% for the nine months ended September 30, 2023. f. Other includes parent company, Con Edison's tax adjustments, the deferred project held for sale and consolidation adjustments. 27

Three-Year Reconciliation of Reported EPS (GAAP) to Adjusted EPS (non-GAAP) 2022 2023 2024(a) Reported EPS – GAAP basis $4.68 $7.21 $5.33 Gain and other impacts related to sale of the Clean Energy Businesses (pre-tax) (a) (0.03) (2.53) 0.09 Income taxes (b) 0.35 0.32 (0.01) Gain and other impacts related to sale of the Clean Energy Businesses (net of tax) 0.32 (2.21) 0.08 Accretion of basis difference of Con Edison's equity investment in the Mountain Valley Pipeline (pre-tax) — — (0.01) Income taxes (b) — — — Accretion of basis difference of Con Edison's equity investment in the Mountain Valley Pipeline (net of tax) — — (0.01) HLBV effects (pre-tax) (0.17) 0.04 0.03 Income taxes (b) 0.05 (0.01) (0.01) HLBV effects (net of tax) (0.12) 0.03 0.02 Net mark-to-market effects (pre-tax) (0.51) 0.04 — Income taxes (b) 0.16 (0.01) — Net mark-to-market effects (net of tax) (0.35) 0.03 — Remeasurement of deferred state taxes related to dispositions prior to 2022 (net of federal taxes) 0.04 — — Remeasurement of deferred state taxes related to dispositions prior to 2022 (net of federal taxes) 0.04 — — Adjusted EPS – non-GAAP basis $4.57 $5.06 $5.42 12 Months Ending December 31, 28 a. Represents 12-month trailing EPS ending September 30, 2024. b. The amount of income taxes was calculated using applicable combined federal and state income tax rates for the nine months ended September 30, 2024 and the years 2022 – 2023.

CECONY and O&R Operations and Maintenance Expenses[a]


Departmental
($ in millions)
$1,722
$1,767
$1,775
$1,808
$2,029
$2,119
$1,601 YTD
2019
2020
2021
2022 (d)
2023(d)
2024E


Other Expenses(b)
($ in millions)
Other
Regulatory Fees and Assessments
Healthcare/ Other Employee Benefits
Pension/ OPEBs (c)
$1,220
$349
$538
$184
$149
$811
$330
$409
$165
$(93)
$990
$420
$412
$189
$(31)
$1,585
$530
$436
$171
$448
$1,522
$493
$466
$191
$372
$1,560
$604
$560
$211
$185
$536 YTD
$421 YTD
$154 YTD
$121 YTD
2019(d)
2020(d)
2021(d)
2022(d)
2023(d)
2024E

a. Prior to 2020, select facilities and telecommunication expenses were categorized as Other Expenses. After 2020, the expenses are included in the Departmental category.
b. Other Expenses generally are either reconciled through amounts reflected in rates, or represent surcharges that are recovered in revenues from customers.
c. Represents service costs net of capitalization and rate reconciliation; excludes non-service components of Pension/OPEBs pursuant to Accounting Standards Update 2017-07. For the nine months ended September 30, 2024, CECONY and O&R recorded net non-service cost components of $(394) million and $(18) million, respectively. See page 30 of the Form 10-Q. For the year ended December 31, 2024, CECONY and O&R forecast net non-service cost components of $(527) million and $(26) million, respectively.
d. Certain prior period amounts have been reclassified within the Companies' other operations and maintenance expenses to conform with current period presentation.

conEdison, inc.
ED LISTED NYSE
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Composition of Average Rate Base(a) (as of September 30, 2024) a. Average rate base for 12 months ended September 30, 2024. CECONY ($ in millions) Electric New York $28,939 Gas New York 10,053 Steam New York 1,799 Total CECONY $40,791 O&R ($ in millions) O&R Electric New York $1,142 O&R Gas New York 644 RECO New Jersey 357 Total O&R $2,143 Total Rate Base $42,934 CECONY Electric CECONY Gas CECONY Steam O&R Electric and Gas RECO 30

Regulated Utilities' Rates of Return and Equity Ratios (12 Months ended September 30, 2024) Regulated Basis Rate Effective Date Authorized Actual CECONY Electric 9.25% 9.31% January 1, 2023 Gas 9.25 9.46 January 1, 2023 Steam 9.25 6.60 November 1, 2023 Overall – CECONY 9.25 9.21 CECONY Equity Ratio 48.00% 46.82% O&R Electric 9.20% 10.03% January 1, 2022 Gas 9.20 9.30 January 1, 2022 RECO 9.60 11.24 January 1, 2022 Overall – O&R 9.25 10.03 O&R Equity Ratio 48.00% 47.77% a. Weighted by rate base. (a) (a) 31

$30,559 $32,359 $35,038 $37,309 $40,241 $42,301 $44,555 $47,557 $50,654 $54,872 $29,008 $30,697 $33,239 $35,380 $38,192 $40,151 $42,271 $45,128 $48,063 $52,088 $1,551 $1,662 $1,799 $1,929 $2,049 $2,150 $2,284 $2,429 $2,591 $2,784 Average Rate Base Balances O&R CECONY 5-year CAGR 6.4% 2019 2020 2021 2022 2023 2024E 2025E 2026E 2027E 2028E CECONY Electric $21,149 $22,101 $23,614 $24,753 $26,680 $27,923 $29,362 $31,238 $33,301 $36,280 Gas 6,408 7,110 8,008 8,924 9,692 10,428 11,061 12,008 12,827 13,828 Steam 1,451 1,486 1,617 1,703 1,820 1,800 1,848 1,882 1,935 1,980 O&R Electric 842 901 965 1,032 1,083 1,144 1,223 1,306 1,392 1,489 Gas 455 490 527 578 626 649 681 718 768 836 RECO Electric 254 271 307 319 340 357 380 405 431 459 ForecastActual a. Amounts reflect O&R's request for new electric and gas rates, effective January 2025. The proposal is subject to approval by the NYSPSC. b. Amounts reflect the company's five-year forecast presented to the Board of Directors on January 18, 2024. . (a)(b) (a)(b) (b) (b) (b) (b) ($ in millions) 32

Capital Investments $3,676 $4,085 $3,964 $4,465 $4,509 $4,849 $5,243 $5,987 $5,987 $5,986 $3,223 $3,466 $3,635 $4,001 $4,379 $4,822 $5,212 $5,879 $5,874 $5,867 $248 $616 $298 $399 $81 $205 $3 $31 $65 $49 $27 $31 $108 $113 $119 2019 2020 2021 2022 2023 2024E 2025E 2026E 2027E 2028E Actual Forecast (a)(c) CECONY & O&R - actual Con Edison Transmission - actual Clean Energy Businesses - actual CECONY & O&R - forecast Con Edison Transmission - forecast a. Amounts reflect the company's five-year forecast as of January 2024. b. Amounts reflect O&R's request for new electric and gas rates, effective January 2025. The proposal is subject to approval by the NYSPSC. c. 2023 Form 10-K, page 28. ($ in millions) 33 (b)

$3,223 $3,466 $3,635 $4,001 $4,379 $4,822 $5,212 $5,879 $5,874 $5,867 2019 2020 2021 2022 2023 2024E 2025E 2026E 2027E 2028E Utilities' Capital Investments Gas Electric Annual CECONY Capital Investments Annual O&R Capital Investments Electric Gas Steam Depreciation Electric Gas Depreciation 2019 1,851 1,078 91 1,373 142 61 84 2020 2,080 1,044 122 1,598 159 61 90 2021 2,189 1,126 103 1,705 147 70 95 2022 2,522 1,128 108 1,778 167 76 98 2023 2,909 1,046 128 1,942 211 85 105 2024E 3,277 1,152 104 2,126 209 80 119 2025E 3,554 1,116 107 2,267 350 85 123 2026E 4,171 1,126 110 2,414 380 92 127 2027E 4,128 1,156 138 2,557 367 85 138 2028E 4,115 1,177 142 2,705 353 80 148 Steam Depreciation Actual Forecast a. Amounts reflect the company's five-year forecast as of January 2024. b. Amounts reflect O&R's request for new electric and gas rates, effective January 2025. The proposal is subject to approval by the NYSPSC. c. 2023 Form 10-K, page 28. (a)(b)(c) ($ in millions) 34

Financing Plan for 2024 Equity ($ in millions) 2024 Common Equity Issuance(a) $— Debt ($ in millions) 2024 Long-term Debt up to $3,250 a. Excludes common equity issued under the dividend reinvestment, employee stock purchase and long-term incentive plans. Debt Maturities ($ in millions) 2024 2025 2026 2027 2028 Con Edison $— $— $— $— $— CECONY 250 — 250 350 800 O&R — — — 80 — Total $250 $— $250 $430 $800 Con Edison expects to issue up to $3.25 billion of long-term debt at the Utilities and does not plan to issue common equity in 2024, except for equity issued under its dividend reinvestment, employee stock purchase and long-term incentive plans 35

Financing Activity in 2024 Credit Facilities ($ in millions) Entity Amount Description Con Edison, CECONY and O&R $2,500 In March, the termination date of the companies' $2,500 million revolving credit agreement was extended from March 2028 to March 2029. CECONY $500 In March, CECONY entered into a $500 million 364-day revolving credit facility which replaced a $500 million 364-day revolving credit facility that was set to expire in March 2024. 36 Debt Financing ($ in millions) Entity Amount Description CECONY $400 $1,000 In May, issued 5.375% Debentures due 2034 In May, issued 5.70% Debentures due 2054 O&R $125 In September, issued 5.41% Debentures due 2054

Commercial Paper Borrowings ($ in millions) a. The revolving credit facilities support Con Edison's, CECONY's and O&R's commercial programs. 37

Capital Structure – September 30, 2024 Consolidated Edison, Inc. Baa1 / A- / BBB+ CECONY A3 / A- / A- O&R Baa2 / A- / A- Parent and Other Debt $ 23,688 52% Equity 21,898 48 Total $ 45,586 100% Debt $ 22,446 53% Equity 19,873 47 Total $ 42,319 100% Debt $ 1,242 52% Equity 1,134 48 Total $ 2,376 100% Debt $ — —% Equity 891 100 Total $ 891 100% Amounts shown exclude notes payable and include the current portion of long-term debt. Con Edison's issuer ratings and the senior unsecured credit ratings of CECONY and O&R shown in order of Moody's / S&P / Fitch. Moody's has a positive outlook for O&R and stable outlooks for Con Edison and CECONY. S&P and Fitch have stable outlooks for each entity. Ratings are not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. ($ in millions) 38

Income Statement - 2024 Third Quarter and Year-to-Date ($ in millions)

QTD	CECONY	O&R	CET[b]	Other[d]	Total
Total operating revenues	$3,762	$329	$1	$—	$4,092
Depreciation and amortization	520	30	—	—	550
Other operating expenses	2,439	236	2	3	2,680
Total operating expenses	2,959	266	2	3	3,230
Operating income (loss)	803	63	(1)	(3)	862
Other income	138	8	16	3	165
Interest expense	285	17	—	4	306
Income before income tax expense (benefit)	656	54	15	(4)	721
Income tax expense (benefit)	119	12	4	(2)	133
Net income (loss) for common stock	$537	$42	$11	$(2)	$588

YTD	CECONY	O&R	CET[c]	Other[d]	Total
Total operating revenues	$10,730	$855	$3	$(1)	$11,587
Depreciation and amortization	1,512	87	1	1	1,601
Other operating expenses	7,111	641	8	3	7,763
Total operating expenses	8,623	728	9	4	9,364
Loss on sale of the Clean Energy Businesses (a)	—	—	—	(30)	(30)
Operating income (loss)	2,107	127	(6)	(35)	2,193
Other income	436	24	46	1	507
Interest expense	825	44	—	14	883
Income before income tax expense (benefit)	1,718	107	40	(48)	1,817
Income tax expense (benefit)	301	25	5	(24)	307
Net income (loss) for common stock	$1,417	$82	$35	$(24)	$1,510

a. On March 1, 2023, Con Edison completed the sale of all of the stock of the Clean Energy Businesses.
b. Net income for common stock for CET of $11 million includes pre-tax investment income of $8.2 million from Mountain Valley Pipeline, LLC, and $8 million from New York Transco LLC for the three months ended September 30, 2024.
c. Net income for common stock for CET of $35 million includes pre-tax investment income of $21 million from Mountain Valley Pipeline, LLC, and $24.6 million from New York Transco LLC for the nine months ended September 30, 2024.
d. Other includes the parent company, Con Edison's tax equity investments, the deferred project held for sale and consolidation adjustments.

Con Edison's consolidated financial statements and the notes thereto are in Part I, Item 1 of the 2024 Third Quarter Form 10-Q.

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Condensed Statement of Cash Flows – 2024 Year-to-Date ($ in millions) CECONY O&R CET Other(a)(c) Total Net cash flows from operating activities $2,087 $121 $13 $83 $2,304 Net cash flows from (used in) investing activities (3,642) (226) (23) 2 (3,889) Net cash flows from (used in) financing activities 450 121 (2) (77) 492 Net change for the period (1,105) 16 (12) 8 (1,093) Balance at beginning of period 1,138 23 25 9 1,195 Balance at end of period (b) 33 39 13 17 102 Less: Balance held for sale (c) — — — 9 9 Balance at end of period excluding held for sale $33 $39 $13 $8 $93 a. Other includes the parent company, Con Edison's tax equity investments, the deferred project held for sale and consolidation adjustments. b. See "Reconciliation of Cash, Temporary Cash Investments and Restricted Cash" in Note A in Item 1 of the 2024 Third Quarter Form 10-Q. c. On March 1, 2023, Con Edison completed the sale of all of the stock of the Clean Energy Businesses. Con Edison’s consolidated financial statements and the notes thereto are in Part I, Item 1 of the 2024 Third Quarter Form 10-Q. 40

Condensed Balance Sheet - As of September 30, 2024 ($ in millions) Balance Sheet CECONY O&R CET Other(a) Total ASSETS Current assets $5,704 $414 $15 $(53) $6,080 Investments 692 23 417 4 1,136 Net plant 48,257 3,084 17 (1) 51,357 Other noncurrent assets 9,196 449 7 420 10,072 Total assets $63,849 $3,970 $456 $370 $68,645 LIABILITIES AND SHAREHOLDERS' EQUITY Current liabilities $5,218 $406 $6 $397 $6,027 Noncurrent liabilities 16,562 1,188 (68) (400) 17,282 Long-term debt 22,196 1,242 — — 23,438 Equity 19,873 1,134 518 373 21,898 Total liabilities and equity $63,849 $3,970 $456 $370 $68,645 a. Other includes the parent company, Con Edison's tax equity investments, the deferred project held for sale and consolidation adjustments. Con Edison’s consolidated financial statements and the notes thereto are in Part I, Item 1 of the 2024 Third Quarter Form 10-Q. 41

Con Edison Environmental, Social & Governance Resources • Policy Statement on Environmental Justice • 2023 Disadvantaged Communities Report • CECONY Climate Change Vulnerability Study and Climate Change Resilience and Adaptation Plan • O&R Climate Change Vulnerability Study and Climate Change Resilience and Adaptation Plan • Diversity and Inclusion Report examines Con Edison's diverse and inclusive culture • 2024 Proxy Statement • Highlighting how the Company supports our communities through Community Partnerships • Our Standards of Business Conduct guide our Political Engagement • Con Edison’s Clean Energy Vision looking toward a clean energy future • Sustainability Report - Con Edison's Sustainability report • 2024 Consolidated Edison Clean Energy Webinar Our ESG reporting standards: • Global Reporting Initiative Content Index • Edison Electric Institute / American Gas Association ESG templates – Industry reporting standards • Sustainability Accounting Standards Board (SASB) – Broad ESG reporting standard • Task Force on Climate-Related Financial Disclosures (TCFD) – Broad ESG reporting standard • Equal Employment Opportunity Component 1 Report (EEO-1) - Federal employer information report • Our environmental impacts including carbon emissions disclosures are filed with the Carbon Disclosure Project (CDP) Link to more ESG resources: https://conedison.gcs-web.com/environmental-social-and-governance-esg-resources 42

INTERNAL 3rd Quarter 2024 Earnings Release Presentation November 7, 2024